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                                                                      EXHIBIT 10

                              REPURCHASE AGREEMENT

     THIS REPURCHASE AGREEMENT (this "Agreement") is made and entered into and is effective as of March 17, 1998, by and between NEW DIRECTIONS MANUFACTURING, INC., a Nevada corporation (the "Company") and the individuals listed in Exhibit A hereto (collectively, the "Shareholders").

                                R E C I T A L S:

     A. The Shareholders are the record and beneficial owner of the shares of Stock (as such term is defined below) of the Company set forth adjacent to each Shareholders name in Exhibit A hereto.

     B. Simultaneous with the execution of this Agreement, the Company is acquiring a life insurance policy on each shareholder in the amount set forth in Exhibit A.

     C. In consideration for issuing the Stock to the Shareholders, the Company is retaining a right to repurchase the Stock upon the terms and conditions set forth herein.

     NOW, THEREFORE, the parties hereto mutually agree as follows:

     1.       DEFINITIONS.  Words or phrases used herein are defined as follows:

              (a) "BOARD" shall mean the Board of Directors of the Company.

              (b) "FREE TRADING SHARES" shall mean any and all shares which are freely saleable on the public markets, even if subject to the quantity limitations of Rule 144(e) of the Securities Act of 1933.

              (c) "REPRESENTATIVE" shall include a trustee of a trust holding Stock and the personal and/or legal representative of the Shareholder after such Shareholder's demise.

              (d) "REPURCHASE EVENT" shall mean termination of the Shareholder's employment with the Company as a result of the death of the Shareholder.

              (e) "REPURCHASE REQUIREMENT" shall refer to the obligation of the Company, upon the death of the Shareholder, to repurchase as many of the Shareholder's Shares as possible using the proceeds of the Shareholder's life insurance policy purchased by the Company.

              (f) "REPURCHASE RIGHT" shall refer to the right of the remaining Shareholders or the Company, upon the death of another Shareholder, to repurchase any and all shares of the Shareholder remaining after the Company exercises its Repurchase Requirement upon the death of the Shareholder.

              (g) "RESTRICTED SHARES" shall mean any and all Shares which are not freely saleable on the public markets pursuant to a Rule 144 restriction or otherwise. For example, a

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stock option for unregistered shares of common stock would be restricted; stock subject to a lock-up agreement would be restricted; and stock which is subject to the Rule 144 holding period would be restricted.

              (h) "SHAREHOLDERS" shall mean those persons and entities set forth in Exhibit A hereto.

              (i) "STOCK" or "SHARES" shall mean all the issued and outstanding shares of Common Stock of the Company and any Stock issued as the result of a stock dividend, stock split or recapitulation, reorganization, option, warrant, convertible security, merger, or consolidation of the Company.

     2. SCOPE OF THIS AGREEMENT. All Shares, whether currently owned of record by the Shareholder or subsequently acquired by them or any entity or person, are subject at all times to the terms and conditions of this Agreement.

     3. REPURCHASE REQUIREMENT.

              3.1 REPURCHASE REQUIREMENT. The Company is hereby obligated (the "Repurchase Requirement"), at any time during the sixty (60) day period following the occurrence of a Repurchase Event, to repurchase as many of the Shares as possible using the entire proceeds of the life insurance policy in the amount set forth in Exhibit A. The Company shall repurchase all Free Trading Shares of the Shareholder before it repurchases any Restricted Shares of the Shareholder. Example: The Shareholder had 100,000 Free Trading Shares for which the repurchase price equaled $400,000 and 100,000 Restricted Shares for which the repurchase price equaled $240,000. The Company had the proceeds of the life insurance policy on the Shareholder of $510,000. Obviously, the Company does not have enough money to buy all of the Stock of the Shareholder. Therefore, the Company must first use $400,000 of the life insurance proceeds to repurchase the 100,000 Free Trading Shares and, second, use the remaining $110,000 of the life insurance proceeds to repurchase as many Restricted Shares as possible with that amount of money (in this case, the Company would repurchase 45,833 of the Restricted Shares, leaving the Shareholder's estate with 54,167 Restricted Shares subject to the Repurchase Right set forth in Section 4 below).

              3.2 REPURCHASE PRICE. The repurchase price of the Shares which the Company must purchase pursuant to the Repurchase Requirement (the "Repurchase Price") shall be (i) for Free Trading Shares, the average closing bid price for the stock over the last sixty (60) trading days; or (ii) for Restricted Shares, the average closing bid price for the stock over the last sixty (60) trading days with a forty percent (40%) discount. As Restricted Shares are not freely saleable on the public market, they are subject to a discount off of the public market price. In any event, the total Repurchase Price cannot exceed the amount of the proceeds of the life insurance policy as set forth in Exhibit A.

              3.3 EXERCISE OF REPURCHASE REQUIREMENT. The Repurchase Requirement shall be exercisable by written notice deliverable to the Representative (the "Company Notice") prior to the expiration of the sixty (60) day period specified in Section 3.1 above. The Company

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Notice shall indicate the number of Shares to be repurchased which must be the maximum number subject to repurchase.

              3.4 CLOSING OF THE PURCHASE. Following exercise of the Repurchase Requirement, the Closing shall occur at the principal offices of the Company within thirty (30) days following the determination of the Repurchase Price or at such other time and place as the parties shall mutually agree. At that time, the Representative shall deliver to the Company the certificate(s) representing the Shares, duly endorsed in blank or accompanied by stock assignment(s) separate from certificate duly executed in blank, and the Company shall deliver to the Representative the Repurchase Price.

              3.5 TERMS OF PAYMENT. The Repurchase Price shall be paid in accordance with the provisions of Section 5 hereof.

     4.       REPURCHASE RIGHT.

              4.1 REPURCHASE RIGHT. After exercise by the Company of its Repurchase Requirement, if there are any Shares remaining which the Company did not purchase due to the exhaustion of the proceeds of the life insurance policy, the other Shareholders listed on Exhibit A and the Company, collectively are hereby granted the right (the "Repurchase Right"), but not the obligation, exercisable at any time during the sixty (60) day period following the exercise of the Company's Repurchase Requirement, to repurchase all or any portion of the remaining Shares.

              4.2 REPURCHASE PRICE. The repurchase price of the Shares which the Shareholders and/or the Company elect to purchase pursuant to the Repurchase Right (the "Repurchase Price") shall be (i) for Free Trading Shares, the average closing bid price for the stock over the last sixty (60) trading days; or (ii) for Restricted Shares, the average closing bid price for the stock over the last sixty (60) trading days with a forty percent (40%) discount. As Restricted Shares are not freely saleable on the public market, they are subject to a discount off of the public market price.

              4.3 EXERCISE OF RIGHT. The Repurchase Right shall be exercisable by written notice deliverable to the Representative (the "Shareholder Notice") prior to the expiration of the sixty (60) day period specified in Section 5.1 above. The Shareholder Notice shall indicate the number of Shares to be repurchased (which may be less than the maximum number subject to repurchase).

              4.4 CLOSING OF THE PURCHASE. Following exercise of the Repurchase Right, the Closing shall occur at the principal offices of the Company within thirty (30) days following the determination of the Repurchase Price or at such other time and place as the parties shall mutually agree. At that time, the Representative shall deliver to the Company the certificate(s) representing the Shares, duly endorsed in blank or accompanied by stock assignment(s) separate from certificate duly executed in blank, and the Shareholders and/or the Company shall deliver to the Representative the Repurchase Price.

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              4.5      TERMS OF PAYMENT.  The Repurchase Price shall be paid in
accordance with the provisions of Section 5 hereof.

     5. PAYMENT OF THE REPURCHASE PRICE. The Repurchase Price for any Shares to be repurchased under any provisions of this Agreement shall be in cash or a cashier's check, or by cancellation of indebtedness owed by the Shareholder to Company or another Shareholder (including purchase money indebtedness), or by any combination of the foregoing.

     6. TRADING RESTRICTION. After the exercise of the Company's Repurchase Requirement and after the expiration of the sixty day period provided for the Repurchase Right of the Shareholders and the Company, if any Shares remain in the estate of the Shareholder, the Representative may transfer or sell their shares in their discretion subject to the following trading limitation: The Representative may sell every three months an amount of securities not to exceed the greater of: (i) one percent of the shares outstanding as shown by the most recent report or statement published by the Company; or (ii) the average weekly reported volume of trading in such securities on all national exchanges and/or reported through the automated quotation system of a registered securities associate during the four calendar weeks preceding the date of the sale.

     7. LEGEND ON CERTIFICATES. Any and all certificates evidencing ownership of the Stock now or hereafter issued to the Shareholder shall have endorsed upon them, in addition to such other legends as may be required by applicable federal or state securities laws, a legend in the following form:

         "Ownership of this certificate and the Shares evidenced hereby may be sold, assigned, encumbered, hypothecated, pledged or otherwise transferred or alienated only under and subject to a Repurchase Agreement dated as of March 17, 1998, a copy of which is on file at this corporation's principal office."

     8. RECLASSIFICATION, REORGANIZATION, ETC. In the event of the reclassification of the Shares, or any reorganization, recapitalization, stock split, stock dividend, combination of Shares, consolidation or any change in the capital structure of the Company, all shares of capital stock obtained as a result thereof by a Shareholder in addition to, in exchange for or in respect of the Shares subject to this Agreement, shall also be subject hereto as fully and to the same extent as originally provided herein. Appropriate adjustments shall be made to the number of Shares (including the number of Vested Shares and the number of Unvested Shares) and to the Repurchase Price to reflect the effect of any such transaction upon the Company's capital structure and upon the Repurchase Right; provided, however, that the aggregate Repurchase Price in effect immediately prior to such transaction shall not be affected by such transaction.

     9. TERMINATION. This Agreement shall terminate, and the certificates representing the Shares subject to this Agreement shall be released from the terms of this Agreement, on the occurrence of any of the following events:

                 (i) Authorization by the Board of a sale or assignment of all or substantially all of the operating assets of the Company, which has the effect of causing the Company to suspend the carrying on of its usual business;

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                 (ii) Adoption by the Board of a plan of liquidation or of
dissolution of the Company;

                 (iii) Consummation of a duly authorized and approved plan of merger or consolidation with any other corporation;

                 (iv) The mutual agreement of Shareholder(s) and the Company; or

                 (v) The bankruptcy or receivership of the Company.

     10. AMENDMENTS. This Agreement shall not be modified or amended except by a writing signed by each of the parties hereto.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors, Legal Representatives and assigns of the parties hereto.

     12. GOVERNING LAW. This Agreement shall be construed and enforced under the laws of the State of Nevada.

     13. NOTICES. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

              TO COMPANY:                New Directions Manufacturing, Inc.
                                         2940 W. Willetta
                                         Phoenix, AZ 85009
                                         Fax: (602) 352-1505
                                         Attention: Donald A. Metke

              WITH A COPY TO:            Horwitz & Beam
                                         Two Venture Plaza, Suite 350
                                         Irvine, CA 92618
                                         Attention:  Lynne Bolduc, Esq.
                                         Fax: (714) 453-0300

     The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven business days after deposit thereof in the United States mail.

         14. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which

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together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

         15. JURISDICTION. Any dispute, claim, or any other legal proceedings in relation to this Agreement shall be heard in the County of Maricopa, State of Arizona.

         16. PROFESSIONAL FEES. In the event either party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, accountants' fees, and experts' fees.

         17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and is the final, complete and exclusive expression of the terms and conditions hereof. All prior or contemporaneous agreements, representations, negotiations and understandings of the parties hereto, express or implied, are hereby superseded and merged herein.

         18. SECTION HEADINGS. Introductory headings at the beginning of each numbered Section of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.

         19. GENDER AND NUMBER. The use of the masculine, feminine and neuter genders and the singular and plural number shall include the others whenever the context so requires.

         20. FILING OF AGREEMENT. A copy of this Agreement, as amended from time to time, shall be filed with the Secretary and shall be available for inspection by any prospective transferee of the Shares.

         21. SEVERABILITY. If any provision of this Agreement shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement, or the validity or enforceability of this Agreement as a whole.

         22. ADVICE OF COUNSEL. Shareholder acknowledges that he has the right to consult with his own counsel and represents and agreed that (i) to the extent he desired he has consulted with such counsel, (ii) he has carefully read and fully understands all the provisions of this Agreement, and (iii) he is voluntarily executing this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this repurchase Agreement as of the date first above written.

                                      THE COMPANY

                                      NEW DIRECTIONS MANUFACTURING, INC.
                                      a Nevada corporation


                                      By:  /s/ Donald A. Metke
                                           ____________________________
                                             Donald A. Metke
                                             President

                                      THE SHAREHOLDERS



                                      [as set forth in Exhibit A]



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                                    EXHIBIT A

                                     SHAREHOLDERS

             SHAREHOLDER NAME                        SHAREHOLDER SIGNATURE                     AMOUNT OF
                                                                                          LIFE INSURANCE POLICY
 Donald A. Metke                            /s/ Donald A. Metke                                $510,000

 SPOUSAL CONSENT:
 Joanne B. Metke                            /s/ Joanne B. Metke
 Jack Horner, Jr.                           /s/ Jack Horner, Jr.                               $510,000

 SPOUSAL CONSENT:
 Leslie Horner                              /s/ Leslie Horner
 Sean F. Lee                                /s/ Sean F. Lee                                    $1,410,000

 SPOUSAL CONSENT:
 Lee Family Limited Partnership             /s/ Lee Family Limited Partnership






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